Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2020 relating to the financial statements of Precision BioSciences, Inc., appearing in the Annual Report on Form 10-K of Precision BioSciences, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

June 1, 2020